Exhibit 21

Company	Jurisdiction
Companies Consolidated Line-by-line
In.co. S.p.A.	Italy
Lanificio Ermenegildo Zegna e Figli S.p.A.	Italy
Ezi S.p.A.	Italy
E.Z. Real Estate S.r.l.	Italy
Bonotto S.p.A.	Italy
Cappellificio Cervo S.r.l.	Italy
Thom Browne Services Italy S.r.l.	Italy
Thom Browne Retail Italy S.r.l.	Italy
Gruppo Dondi S.p.A.	Italy
Tessitura Ubertino S.r.l.	Italy
Filati Biagioli Modesto S.p.A.	Italy
Tintoria Biagioli S.r.l.	Italy
MTBI S.r.l.	Italy
Ezesa Argentina S.A.	Argentina
Achill Land Pty Ltd.	Australia
Ermenegildo Zegna Australia PTY LTD	Australia
Ermenegildo Zegna H.m.b.H.	Austria
Ezesa Brasil Participacoes LTDA	Brazil
Ermenegildo Zegna Canada Inc.	Canada
Thom Browne Canada	Canada
EZ Cayman	Cayman Islands
Tailoring Luxury Co., Ltd.	China
Ermenegildo Zegna (China) Co., LTD	China
Zegna (China) Enterprise Management Co., Ltd.	China
Ermenegildo Zegna Czech S.r.o.	Czech Republic
EZ US Holding Inc.	Delaware, United States
Thom Browne Inc.	Delaware, United States
Fantasia (London) Limited	England and Wales
Thom Browne UK Limited	England and Wales
Société de Textiles Astrum France S.à.r.l.	France
Thom Browne France Services	France
Ermenegildo Zegna GmbH	Germany
E.Zegna Attica Single Member Societé Anonyme	Greece
Ermenegildo Zegna Hong Kong LTD	Hong Kong
Ermenegildo Zegna (Macau) LTD	Hong Kong
Thom Browne (Macau) Limited	Hong Kong
Zegna South Asia Private LTD	India
Thom Browne Japan Inc.	Japan
Zegna Japan Co., LTD	Japan
Ermenegildo Zegna Malaysia Sdn. Bhd.	Malaysia
Ermenegildo Zegna S.A. de C.V.	Mexico

Company	Jurisdiction
Ermenegildo Zegna Maroc S.A.R.L.A.U.	Morocco
61 West 23rd Street LLC	New York, United States
Ermenegildo Zegna Corporation	New York, United States
E. Z. New Zealand LTD	New Zealand
Ezeti Portugal. S.A.	Portugal
Ermenegildo Zegna Far-East Pte LTD	Singapore
Ermenegildo Zegna Madrid S.A.	Spain
Ezeti S.L.	Spain
Italco S.A.	Spain
Alan Real Estate S.A.	Switzerland
Consitex S.A.	Switzerland
Co.Ti. Service S.A.	Switzerland
THOM BROWNE TRADING (T.B.T.) SA	Switzerland
E. Zegna Trading Hong Kong LTD Taiwan Branch	Hong Kong
E. Z. Thai Holding Ltd	Thailand
The Italian Fashion Co. LTD	Thailand
Ismaco Amsterdam B.V.	The Netherlands
Ermenegildo Zegna Giyim Sanayi ve Tic. A.S.	Turkey
ISMACO TEKSTİL LİMİTED ŞİRKETİ	Turkey
Ermenegildo Zegna Vietnam LLC	Vietnam
Zegna Gulf Trading LLC	United Arab Emirates

Investments at equity method
Achill Station Pty Ltd.	Australia

Investments at fair value
Acquedotto Piancone S.r.l.	Italy